As filed with the Securities and Exchange Commission on July 26, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

QuinStreet, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0512121

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
1051 East Hillsdale Blvd., Suite 800
Foster City, CA 94404
(650) 578-7700
(Address of Principal Executive Offices)

2010 Equity Incentive Plan
2010 Non-Employee Directors’ Stock Award Plan
(Full Titles of the Plan(s))
Douglas Valenti
Chief Executive Officer and Chairman
1051 East Hillsdale Blvd., Suite 800
Foster City, CA 94404
(Name and Address of Agent for Service)
(650) 578-7700
(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Alan F. Denenberg, Esq.
Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
(650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
	Amount to Be	Offering Price Per	Offering Price	Registration Fee
Title of Securities to be Registered	Registered (1)	Share (2)	(2)	(3)
2010 Equity Incentive Plan
Common Stock, par value $0.001 per share	2,253,484 shares	$12.64	$28,484,037.76	$2,030.92
2010 Non-Employee Directors’ Stock Award Plan
Common Stock, par value $0.001 per share	200,000 shares	$12.64	$2,528,000.00	$180.25
Total	2,453,484 shares	$12.64	$31,012,037.76	$2,211.17

(1)	This Registration Statement covers shares being added to the QuinStreet, Inc. 2010 Equity Incentive Plan and 2010 Non-Employee Directors’ Stock Award Plan. This Registration Statement shall also cover any additional shares of common stock which become issuable under the QuinStreet, Inc. 2010 Equity Incentive Plan and 2010 Non-Employee Directors’ Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)	Calculated under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s common stock on July 23, 2010 as reported by the NASDAQ Global Market.

(3)	Rounded up to the nearest penny.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8
     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered shares of its common stock for issuance under the 2010 Equity Incentive Plan and the 2010 Non-Employee Directors’ Stock Award Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 17, 2010 (File No. 333-165534). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on the 26th day of July, 2010.

QuinStreet, Inc.
By:	/s/ Douglas Valenti
	Name:	Douglas Valenti
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Valenti and Kenneth Hahn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Valenti	Chief Executive Officer

Douglas Valenti	(Principal Executive Officer) and Chairman	July 26, 2010

/s/ Kenneth Hahn	Chief Financial Officer

Kenneth Hahn	(Principal Financial Officer and Principal Accounting Officer)	July 26, 2010

/s/ William Bradley William Bradley	Director	July 14, 2010

/s/ John G. McDonald John G. McDonald	Director	July 26, 2010

/s/ Gregory Sands Gregory Sands	Director	July 17, 2010

/s/ James Simons James Simons	Director	July 26, 2010

/s/ Glenn Solomon Glenn Solomon	Director	July 13, 2010

/s/ Dana Stalder Dana Stalder	Director	July 13, 2010

EXHIBIT INDEX

Exhibit
Number
5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereof)

99.1	QuinStreet, Inc. 2010 Equity Incentive Plan (incorporated by reference to Exhibit 99.9 to the Registrant’s Registration Statement on Form S-8 filed on March 17, 2010)

99.2	QuinStreet, Inc. 2010 Non-Employee Directors’ Stock Award Plan (incorporated by reference to Exhibit 99.12 to the Registrant’s Registration Statement on Form S-8 filed on March 17, 2010)